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                                                                    EXHIBIT 21.1


                      SUBSIDIARIES OF INLAND RESOURCES INC.



                                                                                       STATE OF
                                                          PERCENTAGE                 INCORPORATION
                        NAME                               OWNERSHIP                OR ORGANIZATION

    Inland Production Company                               100.00%                      Texas

    Inland Refining, Inc.                                   100.00%                      Utah

    West Monument Butte Pipeline Company                     83.86%                      Utah